Exhibit 99.1

CENCORA CLOSES $1.8 BILLION SENIOR NOTES OFFERING

CONSHOHOCKEN, PA, December 9, 2024 — Cencora, Inc. (NYSE: COR) today announced the closing of its public offering of $500,000,000 aggregate principal amount of its 4.625% Senior Notes due December 15, 2027 (the “2027 Notes”), $600,000,000 aggregate principal amount of its 4.850% Senior Notes due December 15, 2029 (the “2029 Notes”) and $700,000,000 aggregate principal amount of its 5.150% Senior Notes due February 15, 2035 (the “2035 Notes” and, together with the 2027 Notes and the 2029 Notes, the “Notes”), in an underwritten registered public offering. The offering was made pursuant to an effective shelf registration statement Cencora filed with the Securities and Exchange Commission (the “SEC”) on November 26, 2024.

Cencora intends to use the net proceeds from the offering to finance the acquisition of the majority of Retina Consultants of America and related fees and expenses, and for general corporate purposes.

The joint book-running managers for the offering were BofA Securities, Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC. Cencora filed a final prospectus supplement and an accompanying prospectus with the SEC in connection with the offering of the Notes. Copies of these materials can be made available by contacting: BofA Securities, Inc., NC1-022-02-25, 201 North Tryon Street, Charlotte, North Carolina 28255-0001, Attention: Prospectus Department, email: dg.prospectus_requests@bofa.com or telephone: 1-800-294-1322; Citigroup Global Markets Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717, email: prospectus@citi.com or telephone: 1-800-831-9146; J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: Investment Grade Syndicate Desk, 3rd Floor, telephone collect at 1-212-834-4533; and Wells Fargo Securities, LLC, 608 2nd Avenue South, Suite 1000, 608 2nd Avenue South, Suite 1000, Minneapolis, Minnesota 55402, Attention: WFS Customer Service, email: wfscustomerservice@wellsfargo.com or telephone: 1-800-645-3751. Electronic copies of the final prospectus supplement and accompanying prospectus are also available on the SEC’s web site at www.sec.gov.

This news release shall not constitute an offer to sell or the solicitation of an offer to buy the Notes, nor shall there be any sale of the Notes in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Cencora

Cencora is a leading global pharmaceutical solutions organization centered on improving the lives of people and animals around the world. We partner with pharmaceutical innovators across the value chain to facilitate and optimize market access to therapies. Care providers depend on us for the secure, reliable delivery of pharmaceuticals, healthcare products, and solutions. Our 46,000+ worldwide team members contribute to positive health outcomes through the power of our purpose: We are united in our responsibility to create healthier futures. Cencora is ranked #10 on the Fortune 500 and #24 on the Global Fortune 500 with more than $290 billion in annual revenue.

Cencora’s Cautionary Note Regarding Forward-Looking Statements

Certain of the statements contained in this press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”). Words such as “aim,” “anticipate,” “believe,” “can,” “continue,” “could,”, “estimate,” “expect,” “intend,” “may,” “might,” “on track,” “opportunity,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “should,” “strive,” “sustain,” “synergy,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances and speak only as of the date hereof. These statements are not guarantees of future performance and are based on assumptions and estimates that could prove incorrect or could cause actual results to vary materially from those indicated. A more detailed discussion of the risks and uncertainties that could cause our actual results to differ materially from those indicated is included in the “Risk Factors” and “Management’s Discussion and Analysis” sections in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2024 and elsewhere in that report and other reports filed by the Company pursuant to the Securities Exchange Act. The Company undertakes no obligation to publicly update or revise any forward-looking statements, except as required by the federal securities laws.

Contact:	Bennett S. Murphy

Senior Vice President, Head of Investor Relations & Treasury

610-727-3693

bennett.murphy@cencora.com